EXHIBIT 21.01


                            INTEGRATED SYSTEMS, INC.

                        LIST OF REGISTRANT'S SUBSIDIARIES


                                                    State or Jurisdiction of
                                                        Incorporation or
         Name                                              Organization
      -----------------------------------           -------------------------
      Integrated Systems, Inc. F.S.C                U.S. Virgin Islands
      Integrated Systems, Inc. Limited              United Kingdom
      Integrated Systems, Inc. S.A.                 France
      Integrated Systems, GmbH                      Germany
      Integrated Systems, Inc. A.B.                 Sweden
      Integrated Systems (Israel) Ltd.              Israel
      Integrated Systems, Inc. GmbH                 Austria
      TakeFive Software GmbH                        Austria
      TakeFive Software AG                          Switzerland
      TakeFive Software, Inc.                       California
      TakeFive Software, Ltd.                       United Kingdom
      Doctor Design, Inc.                           California
      ISICAN Integrated Systems (Canada) Inc.       Canada
      Integrated Systems Japan K.K.                 Japan
      Integrated Systems, Inc. Italia SRL           Italy
      Epilogue Technology Corporation               New Mexico
      Diab Data, Inc.                               California


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